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                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT



                                         State or Province   Percentage
               Subsidiary                 of Incorporation     Owned
-------------------------------------    -----------------   ----------

Unit Drilling Company                         Oklahoma          100%

Unit Petroleum Company                        Oklahoma          100%

Petroleum Supply Company                      Oklahoma          100%

Unit Energy Canada, Inc.                      Alberta           100%